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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 2001 (except for the last three paragraphs of Note 17, as to which the date is March 30, 2001), included in the Proxy Statement of Sensory Science Corporation that is made a part of the Registration Statement on Form S-4 and Prospectus of SONICblue Incorporated for the registration of 1,567,451 shares of its common stock.

                                   /s/ Ernst & Young LLP

San Jose, California
April 19, 2001